SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 3-52472

Date of Report: January 18, 2007

PINGCHUAN PHARMACEUTICAL, INC.

(Exact name of registrant as specified in its charter)

North Carolina	58-2258912
(State of Other Jurisdiction of Incorporation or organization)	(I.R.S.Employer Identification No.)

131 Shizi Street, Nangang District, Harbin Heilongjiang F4, P.R. China	150000
(Address of principal executive offices)	Zip Code

011-86451-8271-3712

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into Material Definitive Agreement

On January 18, 2007 Pingchuan Pharmaceutical entered into a Share Exchange Agreement with Wang Zhigang and You Li, who are the shareholders of Infolink Pacific Limited.  Infolink Pacific Limited is a British Virgin Islands corporation that is the beneficiary of a trust that owns 60% of the registered capital of Shandong Zhou Yuan Seed and Nursery Co., Ltd. (“Zhou Yuan”).  Zhou Yuan is engaged in the business of developing and distributing agricultural seeds in the People’s Republic of China.

The Share Exchange Agreement provides that a closing will occur ten days after Pingchuan Pharmaceutical mails to its shareholders of record an information statement complying with Rule 14f-1 of the Securities and Exchange Commission.  At the closing, the following will occur:

➢

Messrs. Wang and You will transfer to Pingchuan Pharmaceutical all of the capital stock of Infolink Pacific Limited.

➢

Pingchuan Pharmaceutical will issue to Messrs. Wang and You 55,000,000 shares of its capital stock.

➢

The current Board of Directors of Pingchuan Pharmaceutical will elect to the Board five individuals designated by the shareholders of Zhou Yuan.

➢

The current members of the Board of Directors and the officers of Pingchuan Pharmaceutical will resign.

Item 9.01

Financial Statements and Exhibits

Exhibits

10-a

Share Exchange Agreement dated January 18, 2007 among Pingchuan Pharmaceutical, Inc., Wang Zhigang and You Li.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINGCHUAN PHARMACEUTICAL, INC.

Dated:  January 19, 2007

By: /s/  Zhang Chunman

      Zhang Chunman, President